Exhibit 99.1

    BAKER FILES 2005 FORM 10-K; RESTATES FINANCIAL RESULTS FOR 2003 AND 2004

PITTSBURGH, Aug. 15 /PRNewswire-FirstCall/ -- Michael Baker Corporation (Amex:
BKR) today announced the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which includes the restatement of the company's consolidated financial statements for the years ended December 31, 2004 and 2003. As outlined in the filing with the Securities and Exchange Commission, Baker has restated its 2003 and 2004 financial statements as a result of the company's identification of various tax accounting, non-routine accounting and transaction errors, and describes in detail, in Footnote 2 of the Consolidated Financial Statements included in Exhibit 13.1, the impact of the restatement on the net income/(loss) and diluted earnings/(loss) per share for the two restated periods. The complete copy of the Form 10-K can be found on the Investor Relations portion of Baker's website at www.mbakercorp.com.

For 2005, the company reported net income of $5.1 million, or $0.58 per diluted common share, on total contract revenues of $579 million, compared to restated net income of $8.4 million, or $0.98 per diluted common share, on total contract revenues of $552 million in 2004. For 2003, the company reported a restated net loss of $0.8 million, or $0.10 per diluted common share, on total contact revenues of $427 million. Income from operations in 2005 was $16.9 million, compared to restated income from operations of $18.9 million and $5.7 million in 2004 and 2003, respectively.

The company's Engineering business segment's total contract revenues in 2005 were $371 million, compared to restated total contract revenues of $343 million in 2004 and $251 million in 2003. The company's Energy business segment's total contract revenues in 2005 were $208 million, compared to restated total contract revenues of $209 million in 2004 and $176 million in 2003.

Operating income before corporate overhead allocations in the Engineering segment for 2005 was $40.2 million, an increase of 21 percent compared to the restated operating income before corporate overhead allocations for 2004. The operating loss before corporate overhead in the Energy business for 2005 was $0.9 million, a substantial decrease from the restated operating income before corporate overhead allocations for 2004.

Total backlog for the Engineering and Energy businesses at year-end 2005 was $1.32 billion, compared to $1.40 billion at year-end 2004. The year-over-year decrease is attributable primarily to the work completed during the year on the company's flood map modernization contract with FEMA. At December 31, 2005, $566 million of backlog related to this contract, compared to $678 million at December 31, 2004.

Outlook for 2006

"The restatement is behind us, so we can now place our complete focus on continuing to grow and to improve the profitability of our business segments," Donald P. Fusilli, Jr., president and chief executive officer, said. "The key markets for our services are strong, and we expect them to remain so for the foreseeable future. In the Engineering segment, recent contract awards with FEMA and US-VISIT reflect a continued growth in Federal government spending in our key target areas, and we are beginning to see increased activity for transportation infrastructure projects resulting from the new SAFETEA-LU legislation. In our Energy segment, our recent Managed Services contract awards in Alabama and Alaska represent an increased demand for our higher margin, comprehensive operations and maintenance services. Our challenge going forward will be to further align our engineering and operations and maintenance services with our clients' needs in the targeted markets that we serve."

Conference Call

Baker will hold a conference call and webcast at 10:00 a.m. EDT on Thursday, August 17, to discuss these results. Please call 800-860-2442 at least 10 minutes prior to the start of the call. To access the webcast, please visit the investor relations portion of Baker's website at www.mbakercorp.com.

Michael Baker Corporation (http://www.mbakercorp.com) provides engineering and operations and maintenance services for its clients' most complex challenges worldwide. The firm's primary practice areas are aviation, environmental, facilities, geospatial information technologies, pipelines & telecommunications, transportation, water/wastewater, and oil & gas. With more than 5,000 employees in over 40 offices across the United States and internationally, Baker is focused on providing services that span the complete life cycle of infrastructure and managed asset projects.

(The above information contains forward-looking statements concerning our future operations and performance. Forward-looking statements are subject to market, operating and economic risks and uncertainties that may cause our actual results in future periods to be materially different from any future performance suggested herein. Factors that may cause such differences include, among others: increased competition; increased costs; changes in general market conditions; changes in industry trends; changes in the regulatory environment; changes in our relationship and/or contracts with the Federal Emergency Management Agency ("FEMA"); changes in anticipated levels of government spending on infrastructure, including the Safe, Accountable, Flexible, Efficient Transportation Equity Act-A Legacy for Users ("SAFETEA- LU"); changes in loan relationships or sources of financing; changes in management; and changes in information systems. Such forward-looking statements are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.)

FINANCIAL SUMMARY
(Unaudited)

Fourth Quarter Operating Results                           Restated
(In thousands, except earnings per share)       2005         2004
------------------------------------------   ----------   ----------
Total contract revenues                      $  143,585   $  154,817

Gross profit                                 $   21,537   $   19,679

Income from operations                       $    3,744   $    3,821

Income before taxes                          $    3,024   $    4,332

Net income                                   $      814   $    2,304

Weighted average shares outstanding:
    Basic                                         8,487        8,472
    Diluted                                       8,713        8,658

Net income per share:
    Basic                                    $     0.10   $     0.26
    Diluted                                  $     0.10   $     0.26
--------------------------------------------------------------------

Twelve Month Operating Results                             Restated
(In thousands, except earnings per share)       2005         2004
------------------------------------------   ----------   ----------
Total contract revenues                      $  579,278   $  552,046

Gross profit                                 $   83,395   $   86,445

Income from operations                       $   16,882   $   18,868

Income before taxes                          $   15,117   $   18,719

Net income                                   $    5,051   $    8,394

Weighted average shares outstanding:
    Basic                                         8,507        8,402
    Diluted                                       8,715        8,554

Net income per share:
    Basic                                    $     0.59   $     1.00
    Diluted                                  $     0.58   $     0.98
--------------------------------------------------------------------

Segment results                    For the quarter ended      For the year ended
(In millions)                           December 31               December 31
-------------------------------   -----------------------   -----------------------
                                                Restated                  Restated
                                     2005         2004         2005         2004
                                  ----------   ----------   ----------   ----------
Engineering
-----------
Total contract revenues           $     89.2   $    101.3   $    371.1   $    343.3

Income from operations before
 Corporate overhead                      9.0          9.9         40.2         33.2
Less:  Corporate overhead               (3.7)        (2.8)       (13.6)       (11.3)
-----------------------------------------------------------------------------------
Income from operations                   5.3          7.1         26.6         21.9
-----------------------------------------------------------------------------------

Energy
------
Total contract revenues                 54.4         53.5        208.2        208.7

Income from operations before
 Corporate overhead                      0.2         (1.7)        (0.9)         2.7
Less:  Corporate overhead               (1.3)        (1.2)        (5.1)        (4.7)
-----------------------------------------------------------------------------------
Income from operations                  (1.1)        (2.9)        (6.0)        (2.0)
-----------------------------------------------------------------------------------

Total Reportable Segments
-------------------------
Total contract revenues                143.6        154.8        579.3        552.0

Income from operations before
 Corporate overhead                      9.2          8.2         39.3         35.9
Less:  Corporate overhead               (5.0)        (4.0)       (18.7)       (16.0)
-----------------------------------------------------------------------------------
Income/(loss) from operations            4.2          4.2         20.6         19.9
-----------------------------------------------------------------------------------

Other Corporate/Insurance
 expense                                (0.4)        (0.3)        (3.7)        (1.0)
-----------------------------------------------------------------------------------

Total Company - Income from
 operations                       $      3.8   $      3.9   $     16.9   $     18.9
-----------------------------------------------------------------------------------

Backlog
(In millions)                              At 12/31/05     At 12/31/04
---------------------------------------   -------------   -------------
Total                                     $     1,321.8   $     1,399.5
-----------------------------------------------------------------------

Condensed Balance Sheet                                     Restated
(In thousands)                             At 12/31/05     At 12/31/04
---------------------------------------   -------------   -------------
ASSETS
Cash and cash equivalents                 $      19,041   $      15,471
Receivables, net                                 79,177          79,559
Unbilled revenues                                84,654          73,852
Prepaid expenses and other                        8,373          11,893
-----------------------------------------------------------------------
    Total current assets                        191,245         180,775

Property, plant and equipment, net               21,805          19,013
Goodwill and other intangible
 assets, net                                      8,661           8,947
Other assets                                      3,750           6,278
-----------------------------------------------------------------------
    Total assets                          $     225,461   $     215,013
-----------------------------------------------------------------------

LIABILITIES & SHAREHOLDERS' INVESTMENT
Accounts payable                          $      45,570   $      48,723
Accrued compensation and insurance               37,019          41,354
Other accrued expenses                           46,332          37,369
Billings in excess of revenues                   13,060           9,705
-----------------------------------------------------------------------
    Total current liabilities                   141,981         137,151

Other long-term liabilities                       3,656           3,081
-----------------------------------------------------------------------
    Total liabilities                           145,637         140,232
-----------------------------------------------------------------------

Common Stock                                      8,985           8,910
Additional paid-in capital                       42,138          40,730
Retained earnings                                34,339          29,288
Other comprehensive loss                           (704)         (1,129)
Unearned compensation expense                      (173)            (65)
Less - Treasury shares                           (4,761)         (2,953)
-----------------------------------------------------------------------
    Total shareholders' investment               79,824          74,781
-----------------------------------------------------------------------
    Total liabilities &
     shareholders' investment             $     225,461   $     215,013
-----------------------------------------------------------------------

SOURCE  Michael Baker Corporation
    -0-                             08/15/2006
    /CONTACT: David Higie of Michael Baker Corporation, +1-412-269-6449/ /Photo: http://www.newscom.com/cgi-bin/prnh/20020605/BAKERLOGO
             AP Archive:  http://photoarchive.ap.org
             PRN Photo Desk, photodesk@prnewswire.com /
    /Web site:  http://www.mbakercorp.com/
    (BKR)